EXHIBIT NO. 32

      CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Bullfrog Gold Corp., a Delaware corporation (the "Company") on Form 10-Q/A for the quarter ended July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that, to the undersigned's knowledge:

     (1) the Report of the Company filed today fully complies with the requirements of Section 13(a) or (15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: August 29, 2011                         By: /s/ David Beling
                                                 -------------------------------
                                              Name:  David Beling
                                              Title: Principal Executive Officer
                                                     Principal Financial Officer